CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Registration Statement on Form N-1A of The Advisors' Inner Circle Fund II and to the use of our report dated September 24, 2012 on Clear River Fund's (a series of shares of beneficial interest of The Advisors' Inner Circle Fund II) financial statements and financial highlights. Such financial statements and financial highlights appear in the 2012 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.




                                                      /s/ BBD, LLP
                                                      ------------
                                                      BBD, LLP



PHILADELPHIA, PENNSYLVANIA
NOVEMBER 28, 2012